Power Of Attorney

Know all by these presents, that the under signed hereby authorizes
(i) each of Shig Hamamats u, John McKune and Jesse Chew of Accuray Incorporated (the Company) and (ii) any attorney employed in the Palo Alto, CA office of Wilso n Sonsini Goodrich & Rosati, to individually execute for and on behalf of the undersigned, in the undersigned ' s capacity as an officer and/or director of the Company, Forms 3, 4 and 5, and any amendments thereto, and cause such form(s) to be filed with the U.S. Securities and Exchange Commission
(the SEC) pursuant to Section 16(a) of the Securities Exchange Act of 1934, as amended, relating to the undersigneds beneficial ownership of securities in the Company. The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney in fact's substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted. The undersi gned acknowledges that the foregoing attorneys infact, in serving in such capacity at the reques t of the undersigned, are not assuming, nor is the Company assuming, any of the undersigned's responsibilities to comply with Section 16 of the Securities Exchange Act of 1934, as amended.

      This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4 and 5 with respect to the undersigned's holdings of, and transactions in, securities issued by the Company, unless ea rlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys in fact.
       IN WITNESS WHEREOF, thr under signed has caused this Power of
Attorney to be executed as of this 12th	day of July 2020.

Signature
Anne LeGrand
Print Name
Anne Le Grand